Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

COMARCO, Inc.

Lake Forest, California

We consent to the incorporation by reference in the Registration Statements (File Nos. 33-44943 and 333-141390) on Form S-8 of Comarco, Inc. of our report dated July 22, 2015 relating to the financial statements and supplemental schedule of the Comarco, Inc. Savings and Retirement Plan which appear in this Form 11-K for the year ended December 31, 2014.

/s/ Squar Milner LLP

Newport Beach, California

July 22, 2015